EXHIBIT 10.2

                 NISOURCE INC. 1994 LONG-TERM INCENTIVE PLAN
              AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

                 FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

        A nonqualified stock option ("Option") is hereby granted by NiSource Inc., a Delaware corporation ("Company"), to the employee named below ("Optionee"), for and with respect to common stock of the Company, $.01 par value per share ("Common Stock"), subject to the following terms and conditions:

        1. Subject to the provisions set forth herein and the terms and conditions of the NiSource Inc. 1994 Long-Term Incentive Plan, as Amended and Restated Effective January 1, 2004, and as further amended effective January 1, 2005 ("Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee an Option to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below. At the time of exercise of the Option, payment of the purchase price must be made in cash, or in any other medium of payment set forth in the Plan. Upon the exercise of an Option, the Officer Nomination and Compensation Committee of the Board of Directors of the Company ("Committee") shall have the right to require Optionee to remit to the Company, in any such manner or combination of manners permitted under the terms of the Plan, an amount sufficient to satisfy all statutory minimum federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for shares of Common Stock.

        Name of Optionee:

        Option Price Per Share:  $

        Number of Shares        Grant        Beginning of     Expiration
        Subject to Option        Date      Exercise Period       Date
        -----------------  --------------- --------------- ---------------
                           January 3, 2005 January 3, 2006 January 3, 2015



        2. The exercise of the Stock Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by Optionee's execution of this Agreement in the space provided therefor at the end hereof and the return of an executed copy to the Executive Vice President Human Resources and Communications of the Company no later than _______________ ____, 2005.

        3. If Optionee's employment with the Company and all affiliates is terminated for any reason, the Option shall expire on the applicable date set forth in the Plan, except that if termination occurs for a reason other than death, disability or retirement, the Option shall expire on the date 30 days after the later to occur of January 3, 2006 and the date of termination. During any period following termination and prior to expiration, the Option may be exercised by Optionee with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if Optionee had continued employment during such period and the Option shall be canceled with respect to all remaining shares of Common Stock; provided that in the event Optionee shall die at a time when the Option, or a portion thereof, is exercisable by Optionee, the Option shall be exercisable in whole or in part prior to expiration by a legatee or legatees of the Option under Optionee's will, or by Optionee's executors, personal representatives, distributees or assignees, with respect to the number of shares of Common Stock that Optionee could have purchased hereunder on the date of Optionee's death and the Option shall be canceled with respect to all remaining shares of Common Stock.

        4. Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or Optionee's personal representative in the event of Optionee's death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Executive Vice President Human Resources and Communications of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

        5. The Option may be exercised only by Optionee during Optionee's lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect. Notwithstanding the foregoing, the Option may be assigned to Optionee's spouse or lineal descendent, to the trustee of a trust for the primary benefit of Optionee's spouse or lineal descendent or to a tax-exempt organization as described in
   Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Such assignee shall be subject to all of the terms and provisions of the Plan and of this Agreement. Any such assignment will be permitted only if (a) Optionee does not receive any consideration for the assignment; and (b) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by Optionee, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

        6. Neither Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares shall have been paid in full.

        7. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

        8. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt.

        9. The Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Indiana.

                                 NiSource Inc.



                                 By:
                                      ----------------------------
                                      S. LaNette Zimmerman
                                      Executive Vice President
                                      Human Resources and Communications

        The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.




                                 ---------------------------------
                                           Optionee